UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2017

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 975-6033

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders of Bear State Financial, Inc. (the “Company”) was held on May 17, 2017 at 11:00 a.m., Central Time, at the Company’s office located at 135 Section Line Road, Hot Springs, Arkansas 71913. Matters voted on by shareholders included: (i) the election of twelve director nominees to the Company’s Board of Directors and (ii) ratification of the Audit Committee’s appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The final voting results of the shareholders’ votes are reported below.

(i) The following twelve directors were elected by the indicated votes:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
W. Dabbs Cavin	23,475,492	1,259,876	1,424	11,618,339
William Changose	24,580,562	146,011	10,219	11,618,339
K. Aaron Clark	22,291,270	2,435,081	10,441	11,618,339
Frank Conner	24,657,276	69,031	10,485	11,618,339
Scott T. Ford	22,257,865	2,477,725	1,202	11,618,339
G. Brock Gearhart	24,614,148	101,481	21,163	11,618,339
John J. Ghirardelli	24,660,285	66,066	10,441	11,618,339
O. Fitzgerald Hill	24,648,687	66,117	21,988	11,618,339
Daniel C. Horton	23,911,959	781,397	43,436	11,618,339
J. Matthew Machen	23,333,265	1,402,103	1,424	11,618,339
Richard N. Massey	23,138,304	1,596,592	1,896	11,618,339
Ian R. Vaughan	24,584,076	109,280	43,436	11,618,339

(ii) The appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified by the indicated votes:

Votes For	Votes Against	Votes Abstained
35,894,825	453,351	6,955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: May 18, 2017	By:	/s/ Sherri R. Billings
	Name:	Sherri R. Billings
	Title:	Senior Executive Vice President Chief Financial Officer